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                                                                      EXHIBIT 99

[LOGO]                                               FOR IMMEDIATE RELEASE
                                                     CONTACT:  CONWAY G. IVY
                                                     VICE PRESIDENT, CORPORATE
                                                     PLANNING AND DEVELOPMENT
                                                     216-566-2102

                                      NEWS:
___________________________________________________________________________
            The Sherwin-Williams Company - 101 Prospect Avenue, N.W.,
                     Cleveland, Ohio 44115 - (216) 566-2140

Cleveland, Ohio, October 12, 2000 -- The Sherwin-Williams Company (NYSE: SHW) announced today that it confirms its expectations announced on September 13, 2000 that its third quarter earnings will be in the range of $0.66 to $0.69 per share and the full year 2000 earnings will be in the range of $1.96 to $2.00 per share. The Company will report its third quarter results on October 18, 2000.

                                      # # #

This press release contains certain "forward-looking statements" with respect to earnings. These forward-looking statements are based upon management's expectations and beliefs concerning future events. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside the control of the Company, that could cause actual results to differ materially from such statements. These risks, uncertainties and other factors include such things as: general business conditions; strengths of retail economies and the growth in the coatings industry; changes in the Company's relationships with customers and suppliers; unusual weather conditions; and other risks and uncertainties described from time to time in the Company's reports filed with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.